EXHIBIT 99.1
FOR IMMEDIATE RELEASE
NMI Holdings, Inc. Reports Third Quarter 2020 Financial Results
EMERYVILLE, Calif., Nov. 5, 2020, -- NMI Holdings, Inc. (Nasdaq: NMIH) today reported GAAP net income of $38.2 million, or $0.45 per diluted share, for the third quarter ended September 30, 2020, which compares to $26.8 million, or $0.36 per diluted share, in the second quarter ended June 30, 2020 and $49.8 million, or $0.69 per diluted share, in the third quarter ended September 30, 2019. Adjusted net income for the quarter was $40.4 million or $0.47 per diluted share, which compares to $29.7 million or $0.40 per diluted share in the second quarter ended June 30, 2020 and $49.9 million or $0.71 per diluted share in the third quarter ended September 30, 2019. The non-GAAP financial measures adjusted net income, adjusted diluted earnings per share and adjusted return-on-equity are presented in this release to enhance the comparability of financial results between periods. See "Use of Non-GAAP Financial Measures" and our reconciliation of such measures to their most comparable GAAP measures, below.

Claudia Merkle, CEO of National MI, said, "The housing market has proven to be resilient in the wake of the COVID pandemic, with low interest rates allowing more Americans to access homeownership at a time when it’s most critical and robust demand driving sustained house price appreciation. Against this backdrop, our new business opportunity has grown significantly and we have delivered record new insurance written as more borrowers and lenders have turned to us for support than ever before. While still early, we have also begun to see encouraging credit trends in our in-force portfolio, with default activity stabilizing and an increasing number of borrowers exiting forbearance and resuming payment of their mortgages.”

Selected highlights from the third quarter 2020 include:

•Primary insurance-in-force at quarter end was $104.5 billion, up 16% compared to the third quarter of 2019
•New insurance written was $18.5 billion, up 31% compared to $14.1 billion in the third quarter of 2019
•Net premiums earned were $98.8 million, up 7% compared to $92.4 million in the third quarter of 2019
•Underwriting and operating expenses were $34.0 million, including $2.3 million of capital market transaction costs, compared to $32.3 million in the third quarter of 2019, including $1.7 million of capital market transaction costs
•Insurance claims and claim expenses were $15.7 million, compared to $2.6 million in the third quarter of 2019, reflecting higher default experience attributable to the COVID-19 pandemic
•At quarter-end, cash and investments were $1.9 billion and shareholders’ equity was $1.3 billion, equal to $15.42 per share
•Annualized return-on-equity for the quarter was 11.9% and annualized adjusted return-on-equity was 12.6%
•At quarter-end, the company reported total PMIERs available assets of $1.7 billion and net risk- based required assets of $991 million

Concurrent with the release of third quarter earnings, the company has filed a Form 8-K that includes selected operating statistics for the month ended October 31, 2020. Investors may access the Form 8-K on the company’s website, www.nationalmi.com, in the “Investor Relations” section.

EXHIBIT 99.1

	Quarter Ended	Quarter Ended	Quarter Ended	Change (1)	Change (1)
	9/30/2020	6/30/2020	9/30/2019	Q/Q	Y/Y
INSURANCE METRICS ($billions)
Primary Insurance-in-Force	$104.5	$98.9	$89.7	6%	16%
New Insurance Written - NIW
Monthly premium	16.5	11.9	13.0	39%	27%
Single premium	2.0	1.2	1.1	60%	79%
Total (2)	18.5	13.1	14.1	41%	31%

FINANCIAL HIGHLIGHTS ($millions, except per share amounts)
Net Premiums Earned	98.8	98.9	92.4	—%	7%
Insurance Claims and Claim Expenses	15.7	34.3	2.6	(54)%	509%
Underwriting and Operating Expenses (3)	34.0	30.4	32.3	12%	5%
Net Income	38.2	26.8	49.8	42%	(23)%
Adjusted Net Income	40.4	29.7	49.9	36%	(19)%
Cash and Investments	$1,884	$1,855	$1,119	2%	68%
Shareholders' Equity	1,308	1,257	873	4%	50%
Book Value per Share	$15.42	$14.82	$12.86	4%	20%
Loss Ratio	15.9%	34.7%	2.8%
Expense Ratio (3)	34.4%	30.7%	35.0%
(1)    Percentages may not be replicated based on the rounded figures presented in the table.
(2)    Total may not foot due to rounding.
(3)    Certain "Underwriting and operating expenses" have been reclassified as "Service expenses" in prior periods.
Conference Call and Webcast Details
The company will hold a conference call, which will be webcast live today, November 5, 2020, at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time. The webcast will be available on the company's website, www.nationalmi.com, in the "Investor Relations" section. The conference call can also be accessed by dialing (888) 734-0328 in the U.S., or (914) 495-8578 internationally, and using Conference ID: 5874734 or by referencing NMI Holdings, Inc

About NMI Holdings, Inc.
NMI Holdings, Inc. (NASDAQ: NMIH), is the parent company of National Mortgage Insurance Corporation (National MI), a U.S.-based, private mortgage insurance company enabling low down payment borrowers to realize home ownership while protecting lenders and investors against losses related to a borrower's default. To learn more, please visit www.nationalmi.com.

Cautionary Note Regarding Forward-Looking Statements
Certain statements contained in this press release or any other written or oral statements made by or on behalf of the Company in connection therewith may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the U.S. Private Securities Litigation Reform Act of 1995 (the "PSLRA"). The PSLRA provides a "safe harbor" for any forward-looking statements. All statements other than statements of historical fact included in or incorporated by reference in this release are forward-looking statements, including any statements about our expectations, outlook, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance. These statements are often, but not always, made through the use of words or phrases such as "anticipate," "believe," "can," "could," "may," "predict," "assume," "potential," "should," "will," "estimate," "plan," "project," "continuing," "ongoing," "expect," "intend" and similar words or phrases. All forward-looking statements are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties that may turn out to be inaccurate and could cause actual results to differ materially from those expressed in them. Many risks and uncertainties are inherent in our industry and markets. Others are more specific to our business and

EXHIBIT 99.1
operations. Important factors that could cause actual events or results to differ materially from those indicated in such statements include, but are not limited to: uncertainty relating to the coronavirus ("COVID-19") pandemic and the measures taken by governmental authorities and other third parties to combat it, including their impact on the global economy, the U.S. housing, real estate, housing finance and mortgage insurance markets, and the Company’s business, operations and personnel, changes in the business practices of Fannie Mae and Freddie Mac (collectively, the "GSEs"), including decisions that have the impact of decreasing or discontinuing the use of mortgage insurance as credit enhancement generally, or with first time homebuyers or on very high loan-to-value mortgages; our ability to remain an eligible mortgage insurer under the private mortgage insurer eligibility requirements ("PMIERs") and other requirements imposed by the GSEs, which they may change at any time; retention of our existing certificates of authority in each state and the District of Columbia ("D.C.") and our ability to remain a mortgage insurer in good standing in each state and D.C.; our future profitability, liquidity and capital resources; actions of existing competitors, including other private mortgage insurers and government mortgage insurers, such as the Federal Housing Administration, U.S. Department of Agriculture's Rural Housing Service and the U.S. Department of Veterans Affairs, and potential market entry by new competitors or consolidation of existing competitors; developments in the world’s financial and capital markets and our access to such markets, including reinsurance; adoption of new or changes to existing laws and regulations that impact our business or financial condition directly or the mortgage insurance industry generally or their enforcement and implementation by regulators, including any action by the Consumer Financial Protection Bureau to address the planned expiration of the "QM Patch" under the Dodd-Frank Act Ability to Repay/Qualified Mortgage Rule; legislative or regulatory changes to the GSEs' role in the secondary mortgage market or other changes that could affect the residential mortgage industry generally or mortgage insurance industry in particular; potential future lawsuits, investigations or inquiries or resolution of current lawsuits or inquiries; changes in general economic, market and political conditions and policies, interest rates, inflation and investment results or other conditions that affect the housing market or the markets for home mortgages or mortgage insurance; our ability to successfully execute and implement our capital plans, including our ability to access the capital, credit and reinsurance markets and to enter into, and receive approval of, reinsurance arrangements on terms and conditions that are acceptable to us, the GSEs and our regulators; our ability to implement our business strategy, including our ability to write mortgage insurance on high quality low-down payment residential mortgage loans, implement successfully and on a timely basis, complex infrastructure, systems, procedures, and internal controls to support our business and regulatory and reporting requirements of the insurance industry; our ability to attract and retain a diverse customer base, including the largest mortgage originators; failure of risk management or pricing or investment strategies; emergence of unexpected claim and coverage issues, including claims exceeding our reserves or amounts we had expected to experience; potential adverse impacts arising from natural disasters, including, with respect to affected areas, a decline in new business, adverse effects on home prices, and an increase in notices of default on insured mortgages; the inability of our counterparties, including third party reinsurers, to meet their obligations to us; failure to maintain, improve and continue to develop necessary information technology systems or the failure of technology providers to perform; and, our ability to recruit, train and retain key personnel. These risks and uncertainties also include, but are not limited to, those set forth under the heading "Risk Factors" detailed in Item 1A of Part I of our Annual Report on Form 10-K for the year ended December 31, 2019 and in Part II, Item 1A of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, as subsequently updated through other reports we file with the SEC. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. We caution you not to place undue reliance on any forward-looking statement, which speaks only as of the date on which it is made, and we undertake no obligation to publicly update or revise any forward-looking statement to reflect new information, future events or circumstances that occur after the date on which the statement is made or to reflect the occurrence of unanticipated events except as required by law.

Use of Non-GAAP Financial Measures
We believe the use of the non-GAAP measures of adjusted income before tax, adjusted net income, adjusted diluted EPS, adjusted return-on-equity, adjusted expense ratio and adjusted combined ratio enhances the comparability of our fundamental financial performance between periods, and provides relevant information to investors. These non-GAAP financial measures align with the way the company's business performance is evaluated by management. These measures are not prepared in accordance with GAAP and should not be viewed as alternatives to GAAP measures of performance. These measures have been presented to increase transparency and enhance the comparability of our fundamental operating trends across periods. Other companies may calculate these measures differently; their measures may not be comparable to those we calculate and present.
Adjusted income before tax is defined as GAAP income before tax, excluding the pre-tax effects of the gain or loss related to the change in fair value of our warrant liability, periodic costs incurred in connection with capital markets transactions, net realized gains or losses from our investment portfolio, and discrete, non-recurring and non-operating items in the periods in which such items are incurred.
Adjusted net income is defined as GAAP net income, excluding the after-tax effects of the gain or loss related to the change in fair value of our warrant liability, periodic costs incurred in connection with capital markets transactions, net realized gains

EXHIBIT 99.1
or losses from our investment portfolio, and discrete, non-recurring and non-operating items in the periods in which such items are incurred. Adjustments to components of pre-tax income are tax effected using the applicable federal statutory tax rate for the respective periods.
Adjusted diluted EPS is defined as adjusted net income divided by adjusted weighted average diluted shares outstanding. Adjusted weighted average diluted shares outstanding is defined as weighted average diluted shares outstanding, adjusted for changes in the dilutive effect of non-vested shares that would otherwise have occurred had GAAP net income been calculated in accordance with adjusted net income. There will be no adjustment to weighted average diluted shares outstanding in the periods that non-vested shares are anti-dilutive under GAAP.
Adjusted return-on-equity is calculated by dividing adjusted net income on an annualized basis by the average shareholders' equity for the period.
Adjusted expense ratio is defined as GAAP underwriting and operating expenses, excluding the pre-tax effects of periodic costs incurred in connection with capital markets transactions, divided by net premiums earned.
Adjusted combined ratio is defined as the total of GAAP underwriting and operating expenses, excluding the pre-tax effects of periodic costs incurred in connection with capital markets transactions and insurance claims and claims expenses, divided by net premiums earned.
Although adjusted income before tax, adjusted net income, adjusted diluted EPS, adjusted return-on-equity, adjusted expense ratio and adjusted combined ratio exclude certain items that have occurred in the past and are expected to occur in the future, the excluded items: (1) are not viewed as part of the operating performance of our primary activities; or (2) are impacted by market, economic or regulatory factors and are not necessarily indicative of operating trends, or both. These adjustments, and the reasons for their treatment, are described below.
(1)    Change in fair value of warrant liability. Outstanding warrants at the end of each reporting period are revalued, and any change in fair value is reported in the statement of operations in the period in which the change occurred. The change in fair value of our warrant liability can vary significantly across periods and is influenced principally by equity market and general economic factors that do not impact or reflect our current period operating results. We believe trends in our operating performance can be more clearly identified by excluding fluctuations related to the change in fair value of our warrant liability.
(2)    Capital markets transaction costs. Capital markets transaction costs result from activities that are undertaken to improve our debt profile or enhance our capital position through activities such as debt refinancing and capital markets reinsurance transactions that may vary in their size and timing due to factors such as market opportunities, tax and capital profile, and overall market cycles.
(3)    Net realized investment gains and losses. The recognition of the net realized investment gains or losses can vary significantly across periods as the timing is highly discretionary and is influenced by factors such as market opportunities, tax and capital profile, and overall market cycles that do not reflect our current period operating results.
(4)    Infrequent or unusual non-operating items. Items that are the result of unforeseen or uncommon events, which occur separately from operating earnings and are not expected to recur in the future. Identification and exclusion of these items provides clarity about the impact special or rare occurrences may have on our current financial performance. Past adjustments under this category include the effects of the release of the valuation allowance recorded against our net federal and certain state net deferred tax assets in 2016 and the re-measurement of our net deferred tax assets in connection with tax reform in 2017. We believe such items are non-recurring in nature, are not part of our primary operating activities and do not reflect our current period operating results.
Investor Contact
John M. Swenson
Vice President, Investor Relations and Treasury
john.swenson@nationalmi.com
(510) 788-8417
Press Contact
Mary McGarity
Strategic Vantage Mortgage Public Relations
(203) 513-2721
MaryMcGarity@StrategicVantage.com

EXHIBIT 99.1

Consolidated statements of operations and comprehensive income	For the three months ended September 30,		For the nine months ended September 30,
	2020	2019	2020	2019
Revenues	(In Thousands, except for per share data)
Net premiums earned	$98,802	$92,381	$296,463	$249,499
Net investment income	8,337	7,882	23,511	22,894
Net realized investment (losses) gains	(4)	81	635	(219)
Other revenues	648	1,244	2,771	1,700
Total revenues	107,783	101,588	323,380	273,874
Expenses
Insurance claims and claim expenses	15,667	2,572	55,698	8,238
Underwriting and operating expenses(1)	33,969	32,335	96,616	95,325
Service expenses(1)	557	909	2,381	1,311
Interest expense	7,796	2,979	16,481	9,111
Loss (gain) from change in fair value of warrant liability	437	(1,139)	(4,286)	6,025
Total expenses	58,426	37,656	166,890	120,010

Income before income taxes	49,357	63,932	156,490	153,864
Income tax expense	11,178	14,169	33,192	32,102
Net income	$38,179	$49,763	$123,298	$121,762

Earnings per share
Basic	$0.45	$0.73	$1.63	$1.81
Diluted	$0.45	$0.69	$1.55	$1.75

Weighted average common shares outstanding
Basic	84,805	67,849	75,695	67,381
Diluted	85,599	70,137	76,867	69,520

Loss ratio(2)	15.9%	2.8%	18.8%	3.3%
Expense ratio(3)	34.4%	35.0%	32.6%	38.2%
Combined ratio (4)	50.2%	37.8%	51.4%	41.5%

Net income	$38,179	$49,763	$123,298	$121,762
Other comprehensive income, net of tax:
Unrealized gains in accumulated other comprehensive income, net of tax expense of $2,494 and $1,376 for the three months ended September 30, 2020 and 2019, respectively, and $7,655 and $8,991 for the nine months ended September 30, 2020 and 2019, respectively	9,381	5,177	28,799	33,824
Reclassification adjustment for realized losses (gains) included in net income, net of tax (benefit) expense of ($1) and $17 for the three months ended September 30, 2020 and 2019, respectively, and ($258) and ($46) for the nine months ended September 30, 2020 and 2019, respectively	3	(64)	972	173
Other comprehensive income, net of tax	9,384	5,113	29,771	33,997
Comprehensive income	$47,563	$54,876	$153,069	$155,759
(1)    Certain "Underwriting and operating expenses" have been reclassified as "Service expenses" in prior periods.
(2)    Loss ratio is calculated by dividing insurance claims and claim expenses by net premiums earned.
(3)    Expense ratio is calculated by dividing other underwriting and operating expenses by net premiums earned.
(4)    Combined ratio may not foot due to rounding.

EXHIBIT 99.1

Consolidated balance sheets	September 30, 2020	December 31, 2019
Assets	(In Thousands, except for share data)
Fixed maturities, available-for-sale, at fair value (amortized cost of $1,624,970 and $1,113,779 as of September 30, 2020 and December 31, 2019, respectively)	$1,689,815	$1,140,940
Cash and cash equivalents (including restricted cash of $5,555 and $2,662 as of September 30, 2020 and December 31, 2019, respectively)	194,199	41,089
Premiums receivable	48,159	46,085
Accrued investment income	9,766	6,831
Prepaid expenses	4,579	3,512
Deferred policy acquisition costs, net	63,194	59,972
Software and equipment, net	28,131	26,096
Intangible assets and goodwill	3,634	3,634
Prepaid reinsurance premiums	8,014	15,488
Reinsurance recoverable (1)	17,180	4,939
Other assets (1)	15,149	16,232
Total assets	$2,081,820	$1,364,818

Liabilities
Debt	$392,987	$145,764
Unearned premiums	116,008	136,642
Accounts payable and accrued expenses	59,316	39,904
Reserve for insurance claims and claim expenses	87,230	23,752
Reinsurance funds withheld	10,364	14,310
Warrant liability, at fair value	3,135	7,641
Deferred tax liability, net	97,451	56,360
Other liabilities	7,773	10,025
Total liabilities	774,264	434,398

Shareholders' equity
Common stock - class A shares, $0.01 par value; 84,808,516 and 68,358,074 shares issued and outstanding as of September 30, 2020 and December 31, 2019, respectively (250,000,000 shares authorized)	848	684
Additional paid-in capital	930,906	707,003
Accumulated other comprehensive income, net of tax	47,059	17,288
Retained earnings	328,743	205,445
Total shareholders' equity	1,307,556	930,420
Total liabilities and shareholders' equity	$2,081,820	$1,364,818
(1) Reinsurance recoverable has been reclassified from "Other assets" in the prior period.

EXHIBIT 99.1

Non-GAAP Financial Measure Reconciliations
	Quarter ended	Quarter ended	Quarter ended
	9/30/2020	6/30/2020	9/30/2019
As Reported	(In Thousands, except for per share data)
Revenues
Net premiums earned	$98,802	$98,944	$92,381
Net investment income	8,337	7,070	7,882
Net realized investment (losses) gains	(4)	711	81
Other revenues	648	1,223	1,244
Total revenues	107,783	107,948	101,588
Expenses
Insurance claims and claim expenses	15,667	34,334	2,572
Underwriting and operating expenses(1)	33,969	30,370	32,335
Service expenses(1)	557	1,090	909
Interest expense	7,796	5,941	2,979
Loss (gain) from change in fair value of warrant liability	437	1,236	(1,139)
Total expenses	58,426	72,971	37,656

Income before income taxes	49,357	34,977	63,932
Income tax expense	11,178	8,129	14,169
Net income	$38,179	$26,848	$49,763

Adjustments:
Net realized investment losses (gains)	4	(711)	(81)
Loss (gain) from change in fair value of warrant liability	437	1,236	(1,139)
Capital markets transaction costs	2,254	2,790	1,689
Adjusted income before taxes	52,052	38,292	64,401

Income tax expense on adjustments	474	437	338
Adjusted net income	$40,400	$29,726	$49,894

Weighted average diluted shares outstanding	85,599	74,174	70,137

Diluted EPS	$0.45	$0.36	$0.69	(2)
Adjusted diluted EPS	$0.47	$0.40	$0.71

Return-on-equity	11.9%	9.6%	23.6%
Adjusted return-on-equity	12.6%	10.7%	23.7%

Expense ratio (3)	34.4%	30.7%	35.0%
Adjusted expense ratio (4)	32.1%	30.5%	33.2%

Combined ratio (5)	50.2%	65.4%	37.8%
Adjusted combined ratio (6)	48.0%	65.2%	36.0%

(1)    Certain "Underwriting and operating expenses" have been reclassified as "Service expenses" in prior periods.
(2)    Diluted net income for the quarter ended September 30, 2019 excludes the impact of the warrant fair value change as it was anti-dilutive. For all other periods presented, diluted net income equals reported net income as the impact of the warrant fair value change was dilutive.
(3)    Expense ratio is calculated by dividing underwriting and operating expenses by net premiums earned.
(4)    Adjusted expense ratio is calculated by dividing adjusted underwriting and operating expense (underwriting and operating expenses excluding costs related to capital markets reinsurance transactions) by net premiums earned.
(5)    Combined ratio is calculated by dividing the total of underwriting and operating expenses and insurance claims and claims expense by net premiums earned.
(6)    Adjusted combined ratio is calculated by dividing the total of adjusted underwriting and operating expenses (underwriting and operating expenses excluding costs related to capital market reinsurance transaction) and insurance claims and claims expense by net premiums earned.

EXHIBIT 99.1

Historical Quarterly Data	2020			2019
	September 30	June 30	March 31	December 31	September 30	June 30
Revenues	(In Thousands, except for per share data)
Net premiums earned	$98,802	$98,944	$98,717	$95,517	$92,381	$83,249
Net investment income	8,337	7,070	8,104	7,962	7,882	7,629
Net realized investment (losses) gains	(4)	711	(72)	264	81	(113)
Other revenues	648	1,223	900	1,154	1,244	415
Total revenues	107,783	107,948	107,649	104,897	101,588	91,180
Expenses
Insurance claims and claim expenses	15,667	34,334	5,697	4,269	2,572	2,923
Underwriting and operating expenses(1)	33,969	30,370	32,277	31,296	32,335	32,190
Service expenses(1)	557	1,090	734	937	909	353
Interest expense	7,796	5,941	2,744	2,974	2,979	3,071
Loss (gain) from change in fair value of warrant liability	437	1,236	(5,959)	2,632	(1,139)	1,685
Total expenses	58,426	72,971	35,493	42,108	37,656	40,222

Income before income taxes	49,357	34,977	72,156	62,789	63,932	50,958
Income tax expense	11,178	8,129	13,885	12,594	14,169	11,858
Net income	$38,179	$26,848	$58,271	$50,195	$49,763	$39,100

Earnings per share
Basic	$0.45	$0.36	$0.85	$0.74	$0.73	$0.58
Diluted	$0.45	$0.36	$0.74	$0.71	$0.69	$0.56

Weighted average common shares outstanding
Basic	84,805	73,617	68,563	68,140	67,849	67,590
Diluted	85,599	74,174	70,401	70,276	70,137	69,590

Other data
Loss Ratio(2)	15.9%	34.7%	5.8%	4.5%	2.8%	3.5%
Expense Ratio(3)	34.4%	30.7%	32.7%	32.8%	35.0%	38.7%
Combined ratio (4)	50.2%	65.4%	38.5%	37.2%	37.8%	42.2%
(1)    Certain "Underwriting and operating expenses" have been reclassified as "Service expenses" in prior periods.
(2)    Loss ratio is calculated by dividing insurance claims and claim expenses by net premiums earned.
(3)    Expense ratio is calculated by dividing underwriting and operating expenses by net premiums earned.
(4)    Combined ratio may not foot due to rounding.

EXHIBIT 99.1
New Insurance Written (NIW), Insurance in Force (IIF) and Premiums
    The tables below present primary NIW and primary and pool IIF, as of the dates and for the periods indicated.

Primary NIW	Three months ended
	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019
	(In Millions)
Monthly	$16,516	$11,885	$10,461	$11,085	$12,994	$11,067
Single	1,983	1,239	836	864	1,106	1,112
Primary	$18,499	$13,124	$11,297	$11,949	$14,100	$12,179

Primary and pool IIF	As of
	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019
	(In Millions)
Monthly	$88,584	$82,848	$81,347	$77,097	$71,814	$63,922
Single	15,910	16,057	17,147	17,657	17,899	17,786
Primary	104,494	98,905	98,494	94,754	89,713	81,708

Pool	2,115	2,340	2,487	2,570	2,668	2,758
Total	$106,609	$101,245	$100,981	$97,324	$92,381	$84,466

    The following table presents the amounts related to the company's quota-share reinsurance transactions (the 2016 QSR Transaction, 2018 QSR Transaction and 2020 QSR Transaction, and collectively, the QSR Transactions), and Insurance-Linked Note transactions (the 2017 ILN Transaction, 2018 ILN Transaction, 2019 ILN Transaction and 2020-1 ILN Transaction, and collectively, the ILN Transactions) for the periods indicated.

	For the three months ended
	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019
	(In Thousands)
The QSR Transactions
Ceded risk-in-force	$5,159,061	$4,563,676	$4,843,715	$5,137,249	$4,901,809	$4,558,862
Ceded premiums earned	(24,517)	(23,210)	(23,011)	(23,673)	(23,151)	(20,919)
Ceded claims and claim expenses	3,200	8,669	1,532	1,030	766	770
Ceding commission earned	4,798	4,428	4,513	4,691	4,584	4,171
Profit commission	11,034	5,271	12,413	13,314	13,254	11,884

The ILN Transactions
Ceded premiums	$(6,268)	$(3,267)	$(3,872)	$(4,263)	$(4,409)	$(2,895)

EXHIBIT 99.1
Portfolio Statistics
The table below highlights trends in our primary portfolio as of the date and for the periods indicated.

Primary portfolio trends	As of and for the three months ended
	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019
	($ Values In Millions, except as noted below)
New insurance written	$18,499	$13,124	$11,297	$11,949	$14,100	$12,179
New risk written	4,577	3,260	2,897	3,082	3,651	3,183
Insurance in force (IIF) (1)	104,494	98,905	98,494	94,754	89,713	81,708
Risk in force (1)	26,568	25,238	25,192	24,173	22,810	20,661
Policies in force (count) (1)	381,899	372,934	376,852	366,039	350,395	324,876
Average loan size ($ value in thousands) (1)	$274	$265	$261	$259	$256	$252
Coverage percentage (2)	25.4%	25.5%	25.6%	25.5%	25.4%	25.3%
Loans in default (count) (1)	13,765	10,816	1,449	1,448	1,230	1,028
Default rate (1)	3.60%	2.90%	0.38%	0.40%	0.35%	0.32%
Risk in force on defaulted loans (1)	$1,008	$799	$84	$84	$70	$58
Net premium yield (3)	0.39%	0.40%	0.41%	0.41%	0.43%	0.43%
Earnings from cancellations	$12.6	$15.5	$8.6	$8.0	$7.4	$4.5
Annual persistency (4)	60.0%	64.1%	71.7%	76.8%	82.4%	86.0%
Quarterly run-off (5)	13.1%	12.9%	8.0%	7.7%	7.5%	5.1%
(1)    Reported as of the end of the period.
(2)    Calculated as end of period risk-in-force (RIF) divided by end of period IIF.
(3)    Calculated as net premiums earned, divided by average primary IIF for the period, annualized.
(4)    Defined as the percentage of IIF that remains on our books after a given 12-month period.
(5)    Defined as the percentage of IIF that is no longer on our books after a given three month period.
    The tables below present our total primary NIW by FICO, loan-to-value (LTV) ratio, and purchase/refinance mix for the periods indicated.

Primary NIW by FICO	For the three months ended
	September 30, 2020	June 30, 2020	September 30, 2019
	($ In Millions)
>= 760	$11,600	$8,052	$6,994
740-759	2,575	1,866	2,288
720-739	2,187	1,607	2,102
700-719	1,217	959	1,450
680-699	793	514	915
<=679	127	126	351
Total	$18,499	$13,124	$14,100
Weighted average FICO	764	762	754

EXHIBIT 99.1

Primary NIW by LTV	For the three months ended
	September 30, 2020	June 30, 2020	September 30, 2019
	(In Millions)
95.01% and above	$587	$547	$989
90.01% to 95.00%	7,767	5,385	6,592
85.01% to 90.00%	6,968	5,067	4,933
85.00% and below	3,177	2,125	1,586
Total	$18,499	$13,124	$14,100
Weighted average LTV	90.7%	90.7%	91.7%

Primary NIW by purchase/refinance mix	For the three months ended
	September 30, 2020	June 30, 2020	September 30, 2019
	(In Millions)
Purchase	$12,764	$7,776	$11,284
Refinance	5,735	5,348	2,816
Total	$18,499	$13,124	$14,100

The table below presents a summary of our primary IIF and RIF by book year as of September 30, 2020.

Primary IIF and RIF	As of September 30, 2020
	IIF	RIF
	(In Millions)
September 30, 2020	$40,969	$10,255
2019	29,865	7,791
2018	11,859	3,019
2017	9,671	2,413
2016	8,050	2,047
2015 and before	4,080	1,043
Total	$104,494	$26,568
    The tables below present our total primary IIF and RIF by FICO and LTV and total primary RIF by loan type as of the dates indicated.

Primary IIF by FICO	As of
	September 30, 2020	June 30, 2020	September 30, 2019
	(In Millions)
>= 760	$53,742	$48,898	$41,855
740-759	16,193	15,764	15,028
720-739	14,352	13,882	12,666
700-719	10,235	10,228	9,822
680-699	6,713	6,657	6,559
<=679	3,259	3,476	3,783
Total	$104,494	$98,905	$89,713

EXHIBIT 99.1

Primary RIF by FICO	As of
	September 30, 2020	June 30, 2020	September 30, 2019
	(In Millions)
>= 760	$13,563	$12,433	$10,611
740-759	4,141	4,031	3,847
720-739	3,694	3,585	3,257
700-719	2,635	2,625	2,501
680-699	1,730	1,706	1,665
<=679	805	858	929
Total	$26,568	$25,238	$22,810

Primary IIF by LTV	As of
	September 30, 2020	June 30, 2020	September 30, 2019
	(In Millions)
95.01% and above	$8,130	$8,453	$8,500
90.01% to 95.00%	47,828	45,862	42,255
85.01% to 90.00%	35,224	32,603	28,083
85.00% and below	13,312	11,987	10,875
Total	$104,494	$98,905	$89,713

Primary RIF by LTV	As of
	September 30, 2020	June 30, 2020	September 30, 2019
	(In Millions)
95.01% and above	$2,310	$2,387	$2,326
90.01% to 95.00%	14,056	13,463	12,358
85.01% to 90.00%	8,642	7,985	6,854
85.00% and below	1,560	1,403	1,272
Total	$26,568	$25,238	$22,810

Primary RIF by Loan Type	As of
	September 30, 2020	June 30, 2020	September 30, 2019

Fixed	99%	98%	98%
Adjustable rate mortgages
Less than five years	—	—	—
Five years and longer	1	2	2
Total	100%	100%	100%

EXHIBIT 99.1
    The table below presents a summary of the change in total primary IIF during the periods indicated.

Primary IIF	For the three months ended
	September 30, 2020	June 30, 2020	September 30, 2019
	(In Millions)
IIF, beginning of period	$98,905	$98,494	$81,708
NIW	18,499	13,124	14,100
Cancellations, principal repayments and other reductions	(12,910)	(12,713)	(6,095)
IIF, end of period	$104,494	$98,905	$89,713
Geographic Dispersion
    The following table shows the distribution by state of our primary RIF as of the periods indicated.

Top 10 primary RIF by state	As of
	September 30, 2020	June 30, 2020	September 30, 2019
California	11.3%	11.3%	11.9%
Texas	8.3	8.1	8.1
Florida	6.7	6.2	5.6
Virginia	5.4	5.4	5.3
Colorado	4.0	3.8	3.4
Illinois	4.0	4.0	3.8
Maryland	3.6	3.5	3.3
Washington	3.5	3.4	3.2
Pennsylvania	3.5	3.6	3.6
Massachusetts	3.5	3.4	3.1
Total	53.8%	52.7%	51.3%

    The table below presents selected primary portfolio statistics, by book year, as of September 30, 2020.

	As of September 30, 2020
Book year	Original Insurance Written	Remaining Insurance in Force	% Remaining of Original Insurance	Policies Ever in Force	Number of Policies in Force	Number of Loans in Default	# of Claims Paid	Incurred Loss Ratio (Inception to Date) (1)	Cumulative Default Rate (2)	Current default rate (3)
	($ Values in Millions)
2013	$162	$13	8%	655	82	4	1	0.8%	0.8%	4.9%
2014	3,451	556	16%	14,786	3,172	139	48	4.2%	1.3%	4.4%
2015	12,422	3,511	28%	52,548	17,706	674	108	3.3%	1.5%	3.8%
2016	21,187	8,050	38%	83,626	36,731	1,609	116	3.0%	2.1%	4.4%
2017	21,582	9,671	45%	85,897	44,498	2,584	79	5.0%	3.1%	5.8%
2018	27,295	11,859	43%	104,043	52,967	3,246	49	8.8%	3.2%	6.1%
2019	45,141	29,865	66%	148,423	105,991	4,327	4	15.4%	2.9%	4.1%
2020	42,920	40,969	95%	125,639	120,752	1,182	—	12.7%	0.9%	1.0%
Total	$174,160	$104,494		615,617	381,899	13,765	405
(1)    Calculated as total claims incurred (paid and reserved) divided by cumulative premiums earned, net of reinsurance.
(2)    Calculated as the sum of the number of claims paid ever to date and number of loans in default divided by policies ever in force.
(3)    Calculated as the number of loans in default divided by number of policies in force.

EXHIBIT 99.1
    The following table provides a reconciliation of the beginning and ending reserve balances for primary insurance claims and claim expenses:

	For the three months ended		For the nine months ended
	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
	(In Thousands)
Beginning balance	$69,903	$18,432	$23,752	$12,811
Less reinsurance recoverables (1)	(14,307)	(3,775)	(4,939)	(3,001)
Beginning balance, net of reinsurance recoverables	55,596	14,657	18,813	9,810

Add claims incurred:
Claims and claim expenses incurred:
Current year (2)	18,682	3,547	61,198	10,948
Prior years (3)	(3,015)	(975)	(5,500)	(2,710)
Total claims and claim expenses incurred	15,667	2,572	55,698	8,238

Less claims paid:
Claims and claim expenses paid:
Current year (2)	113	—	152	—
Prior years (3)	1,100	1,033	4,309	2,401
Reinsurance terminations (4)	—	—	—	(549)
Total claims and claim expenses paid	1,213	1,033	4,461	1,852

Reserve at end of period, net of reinsurance recoverables	70,050	16,196	70,050	16,196
Add reinsurance recoverables (1)	17,180	4,309	17,180	4,309
Ending balance	$87,230	$20,505	$87,230	$20,505

(1)    Related to ceded losses recoverable under the QSR Transactions.
(2)    Related to insured loans with their most recent defaults occurring in the current year. For example, if a loan had defaulted in a prior year and subsequently cured and later re-defaulted in the current year, the default would be included in the current year. Amounts are presented net of reinsurance.
(3)    Related to insured loans with defaults occurring in prior years, which have been continuously in default before the start of the current year. Amounts are presented net of reinsurance.
(4)    Represents the settlement of reinsurance recoverables in conjunction with the termination of one reinsurer under the 2016 QSR Transaction on a cut-off basis.

    The following table provides a reconciliation of the beginning and ending count of loans in default for the periods indicated.

	For the three months ended		For the nine months ended
	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
Beginning default inventory	10,816	1,028	1,448	877
Plus: new defaults	6,588	718	16,870	1,838
Less: cures	(3,598)	(476)	(4,426)	(1,383)
Less: claims paid	(40)	(37)	(123)	(98)
Less: claims denied	(1)	(3)	(4)	(4)
Ending default inventory	13,765	1,230	13,765	1,230

EXHIBIT 99.1
    The following table provides details of our claims paid, before giving effect to claims ceded under the QSR Transactions, for the periods indicated.

	For the three months ended		For the nine months ended
	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
	(In Thousands)
Number of claims paid (1)	40	37	123	98
Total amount paid for claims	$1,540	$1,265	$5,621	$2,979
Average amount paid per claim	$39	$34	$46	$30
Severity(2)	67%	70%	80%	70%
(1)    Count includes six and eight claims settled without payment for the three and nine months ended September 30, 2020, respectively, and eight and fourteen claims settled without payment for the three and nine months ended September 30, 2019, respectively.
(2)    Severity represents the total amount of claims paid including claim expenses divided by the related RIF on the loan at the time the claim is perfected, and is calculated including claims settled without payment.
    The following table shows our average reserve per default, before giving effect to reserves ceded under the QSR Transactions, as of the periods indicated.

Average reserve per default:	As of September 30, 2020	As of September 30, 2019
	(In Thousands)
Case (1)	$5.8	$15.3
IBNR (1)(2)	0.5	1.4
Total	$6.3	$16.7
(1)    Defined as the gross reserve per insured loan in default.
(2)    Amount includes claims adjustment expenses.

    The following table provides a comparison of the PMIERs financial requirements as reported by NMIC as of the dates indicated.

	As of
	September 30, 2020	June 30, 2020	September 30, 2019
	(In Thousands)
Available Assets	$1,671,990	$1,656,426	$955,554
Risk-Based Required Assets	990,678	1,047,619	637,914